SHERB & CO., LLP
*Certified Public Accountants*

1900 NW Corporate Blvd., Suite East 210
Boca Raton, FL 33431
Tel: 561.886.4200
Fax: 561.886.3330
e-mail: info@sherbcpa.com

Offices in New York and Florida

December 16, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Dear Sirs:

China Integrated Energy, Inc. (the "Company") provided to us a copy of the Company's Current Report on Form 8-K (the "**Form 8-K**"). We have read the Company's statements under Item 4.01 in the Form 8-K, and we agree with such statements contained therein and consent to the inclusion of this letter as Exhibit 16.1 of such Form 8-K.

Sincerely,

Sherb & Co., LLP